EXHIBIT 10.14

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

INTELLECTUAL PROPERTY PURCHASE AGREEMENT, dated as of the 23rd day of December 2025 (this "Agreement"), by and between Breakthrough Chemistry, Inc., a Nevada corporation ("Seller"), and General Enterprise Ventures, Inc., a Wyoming corporation ("Buyer"). Buyer and Seller are referred to herein individually as a "Party", and collectively herein as the "Parties".

WHEREAS, the Parties entered into that certain Memorandum of Understanding dated August 7, 2025 (the "MOU");

WHEREAS, upon execution of this Agreement, the MOU shall be immediately terminated and thereafter be null, void and of no further effect;

WHEREAS, Buyer is engaged in the business of developing chemical technology applications, including those that are environmentally sustainable (the "Business"); and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Purchased Assets (as defined below) relating to the Business upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

Section 1.1 Purchase and Sale of Assets.

On and subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of all Encumbrances, all of Seller's right, title and interest, as of the Closing, in and to the following assets, properties and rights (collectively, the "Purchased Assets"):

(a) Any and all of Seller's intellectual property set forth on Schedule 1.1, including without limitation, any and all patents, trademarks, copyrights and service marks (collectively, the "Conveyed Intellectual Property"); and

(b) all of the goodwill relating to the Purchased Assets.

Section 1.2 Excluded Liabilities.

Buyer will not assume any liability or obligation of Seller in connection with Buyer's purchase of the Purchased Assets pursuant to this Agreement.

Section 1.3 Purchase Price.

In consideration for the sale by Seller of the Purchased Assets to Buyer shall, (i) at the Closing Date, One Hundred Thousand Dollars ($100,000) (the "Cash Consideration"); and (ii) 220,000 shares of the Common Stock of Buyer, which shall be issued by Buyer's transfer agent within 30 days of the Closing Date (the "Share Consideration", and collectively with the Cash Consideration, the "Purchase Price"); any cash consideration shall be remitted by wire transfer of immediately available funds as specified in Appendix A, attached hereto and incorporated herein by reference.

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Section 1.4 Closing Transactions.

(a) Closing. Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the closing of the Transactions (the "Closing") will take place at 10:00 a.m., Eastern time, on a date to be specified by the Parties (the "Closing Date"), which shall be not later than the second Business Day after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (other than those that by their terms are to be satisfied or waived at the Closing), by exchange of electronic signatures, unless another time, date or place is agreed to in writing by the Parties.

(b) Actions and Deliveries by Seller. At the Closing, Seller shall deliver to Buyer:

(i) an intellectual property assignment agreement duly executed by Seller, assigning all of Seller's right, title and interest in and to the Conveyed Intellectual Property to Buyer (the "Assignment Agreement");

(ii) the certificates and documents required to be delivered by Seller pursuant to Sections 7.1 and 7.2; and

(iii) all such other instruments of assignment and transfer as are reasonably required to effect the transfer to Buyer of all of Seller's right, title and interest in and to the Purchased Assets in accordance with this Agreement, in form and substance reasonably satisfactory to Buyer.

(c) Actions and Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller:

(i) the Cash Consideration as provided in Section 1.3 above;

(ii) the Share Consideration as provided in Section 1.3 above; and

(iii) the certificates and documents required to be delivered by Buyer pursuant to Sections 7.1 and 7.3.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer that, except as set forth in the disclosure schedule delivered by Seller to Buyer and attached hereto and made a part hereof (the "Seller Disclosure Schedule"):

Section 2.1 Organization.

Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has the requisite power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

Section 2.2 Authority Relative to this Agreement and Related Matters.

Seller has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby (the "Transactions") have been duly authorized by all necessary action on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery hereof by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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Section 2.3 No Conflict; Required Filings and Consents.

The execution and delivery of this Agreement by Seller do not, and the consummation by Seller of the Transactions will not, (a) conflict with or violate the trust agreement, as amended to date, of Seller, (b) conflict with or violate any Law or Order applicable to Seller or by which Seller or any of its properties is bound, (c) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, or result in the creation of an Encumbrance on any of the Purchased Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which Seller is a party or by which Seller or any of its properties is bound, or (d) require Seller to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except (i) as set forth in Section 2.3 of the Seller Disclosure Schedule, or (ii) for any filings required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

Section 2.4 Absence of Litigation.

Except as disclosed in Section 2.4 of the Seller Disclosure Schedule, as of the date hereof, (a) there is no private or governmental action, suit, proceeding, litigation, arbitration or investigation ("Action") pending or threatened against Seller that, if adversely detennined, would prohibit, prevent, enjoin, restrict or impair or delay any of the Transactions, and (b) there is no legally binding judgment, decree, order, injunction, decision or award of any Governmental Authority ("Order") against Seller that would prohibit, prevent, enjoin, restrict or impair or delay any of the Transactions.

Section 2.5 Conveyed Intellectual Property.

Section 2.5 of the Seller Disclosure Schedule sets forth a list of all registrations and applications for registration in respect of the Conveyed Intellectual Property. Except as set forth in Section 2.5 of the Seller Disclosure Schedule, Seller owns (beneficially and of record) all right, title and interest in and to all Conveyed Intellectual Property, free and clear of all Encumbrances. Except as set forth in Section 2.5 of the Seller Disclosure Schedule, all of the applications within the Conveyed Intellectual Property have been duly filed in the jurisdiction named in each such application, are being actively prosecuted and have not been abandoned or allowed to lapse. Except as set forth in Section 2.5 of the Seller Disclosure Schedule, there is no Action that is pending or threatened that challenges the rights of Seller in respect of any Conveyed Intellectual Property or the validity, enforceability or effectiveness thereof. Seller has not received any written communication alleging that the Business has infringed the Intellectual Property rights of any third party and there are no Actions that are pending or threatened against Seller with respect thereto. Except as set forth in Section 2.5 of the Seller Disclosure Schedule, there is no unauthorized use, infringement or misappropriation of the Conveyed Intellectual Property by any third party and there is no Action that is pending or threatened by Seller with respect thereto. Notwithstanding anything to the contrary, this representation shall not limit or restrict the transfer to Buyer pursuant to this Agreement of all right, title and interest in and to the Conveyed Intellectual Property owned by Seller throughout the world.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that, except as set forth in the disclosure schedule delivered by Buyer to Seller and attached hereto and made a part hereof (the "Buyer Disclosure Schedule"):

Section 3.1 Organization.

Buyer is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted.

Section 3,2 Authority Relative to this Agreement and Related Matters.

Buyer has all necessary power and authority, as the case may be, to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the Transactions have been duly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.3 No Conflict; Required Filings and Consents.

The execution and delivery of this Agreement by Buyer does not, and the consummation of the Transactions will not, (a) conflict with or violate the organizational or governing documents of Buyer, (b) conflict with or violate any Law or Order applicable to Buyer or by which Buyer or any of its respective properties is bound, (c) result in a breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any note, bond, mortgage, indenture; contract, agreement, lease, license or other instrument or obligation to which Buyer is a party or by which Buyer or any of its respective properties is bound, or (d) require Buyer to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except (i) as set forth in Section 3.3 of the Buyer Disclosure Schedule, or (ii) for any filings required pursuant to the Exchange Act.

ARTICLE IV

[Intentionally Omitted]

ARTICLE V

RELEASE

Section 5.1 Mutual Release. In consideration of the agreements and mutual covenants contained herein, Seller and Buyer, on behalf of themselves and each of their respective directors, officers, successors, permitted assigns agents, attorneys and representatives, hereby RELEASE, ACQUIT AND FOREVER DISCHARGE each other Party, and their respective directors, officers, successors, permitted assigns agents, attorneys and representatives, from any and all actions, causes of actions, claims, costs, expenses, attorney's fees, damages, losses, and liabilities whether known or unknown, matured or contingent, whether in contract or in tort, which they may now or hereafter have arising out of or in any way related, whether directly or indirectly to (a) the Conveyed Intellectual Property; (b) any and all intellectual property of Buyer, including without limitation its patents, trademarks, copyrights, trade secrets and proprietary information, whether currently in existence or hereinafter developed; and (c) all other causes of action and/or claims accruing on or before and/or arising out of acts or occurrences of either Party on or before the date hereof Notwithstanding the foregoing, nothing contained herein shall release the Parties from any duties or obligations that they have in this Agreement.

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Section 5.2 Non-Conveyanace. By execution of this Agreement, the Parties represent, covenant and warrant that no claims released herein, if any such claims exist, have previously been conveyed, assigned, or in any manner transferred, in whole or in part, to any third party. The Parties expressly represent, covenant and warrant that they have full authority to release any and all of the claims released herein that they now have or may have had in the past against any of the Parties, or any person or entity referenced herein, arising out of or in any way connected with this Agreement.

For the avoidance of doubt, for purposes of this Article V, the definition of Buyer includes Buyer, Mighty Fire Breaker, LLC and each of their Affiliates.

ARTICLE VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1 Further Assurances.

(a) Seller agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to vest in Buyer (and any transferee of Buyer) good and marketable title to the Conveyed Intellectual Property, including obtaining all consents, waivers, authorizations and approvals from Governmental Authorities and other third parties required for the consummation of the Transactions.

(b) From time to time after the Closing, at the request of Buyer (or any transferee of Buyer) and at such requesting party's expense, and without further consideration, Seller agrees on its own behalf, as well as on behalf of its subsidiaries, affiliates, successors, assigns and legal representatives, to execute and deliver to Buyer any further documents or instruments and perform any further acts that may reasonably be deemed necessary or desirable by Buyer to vest, record, perfect, support and/or confirm the rights herein conveyed, or intended so to be, to Buyer (and any transferee of Buyer) with respect to the Conveyed Intellectual Property, including without limitation such assignments, agreements and limited powers of attorney as may be needed for recording or effectuating the transfer of the Conveyed Intellectual Property in the United States. Nothing herein shall be deemed a waiver by Buyer of its right to receive at the Closing an effective assignment of such rights by Seller as otherwise set forth in this Agreement. Without limiting the generality of the foregoing, Seller shall execute and deliver to Buyer or obtain for delivery to Buyer, at the request of Buyer and at its expense, and without further consideration, any documents required to update record title to the owned Conveyed Intellectual Property to reflect Buyer (and any transferee of Buyer) as the record owner in each jurisdiction in which such Conveyed Intellectual Property exists. At the request of Buyer and at its expense, and without further consideration, Seller shall reasonably cooperate with Buyer (and any transferee of Buyer) in connection with the registration of the Conveyed Intellectual Property in jurisdictions outside of the United States.

(c) From time to time after the Closing, at the request of Buyer and at its expense, and without further consideration, Seller shall assist Buyer (and any transferee of Buyer) as Buyer may reasonably require in connection with the defense or prosecution of any claim by or against any third party with respect to the ownership, validity, enforceability, infringement or other violation of or by the Conveyed Intellectual Property.

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ARTICLE VII

CONDITIONS TO THE CLOSING

Section 7.1 Conditions to Obligations of Each Party.

The respective obligations of each Party to consummate the Transactions shall be subject to the satisfaction or waiver (where permissible), on or prior to the Closing Date, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is then in effect and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions.

Section 7.2 Additional Conditions to Obligations of Buyer.

The obligation of Buyer to consummate the Transactions shall also be subject to the satisfaction or waiver (where permissible), on or prior to the Closing Date, of each of the following conditions:

(a) The representations and warranties of Seller set forth in Article II shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date.

(b) Seller shall have performed or complied with each obligation and covenant to be performed or complied with by Seller hereunder on or prior to the Closing Date, including the deliveries under Section 1.4(b).

(c) Buyer shall have received a certificate of Seller, dated the Closing Date, signed by an officer of Seller, to the effect that the conditions specified in Sections 7.2(a) and (b) have been satisfied.

(d) Seller shall have delivered to Buyer the executed Non-Competition Agreement. Section 7.3 Additional Conditions to Obligations of Seller.

The obligation of Seller to consummate the Transactions shall also be subject to the satisfaction or waiver (where permissible), on or prior to the Closing Date, of each of the following conditions:

(a) The representations and warranties of Buyer set forth in Article HI of this Agreement shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date.

(b) Buyer shall have performed or complied with each obligation and covenant to be performed or complied with by it hereunder on or prior to the Closing Date, including the deliveries under Section 1.4(c).

(c) Buyer shall have delivered the signed Non-Competition Agreement.

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ARTICLE VIII

[Intentionally Omitted]

ARTICLE IX

INDEMNIFICATION PROVISIONS

Section 9.1 Seller's Indemnification Obligation.

Seller agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Buyer, its officers, directors, Affiliates, partners, members, managers, employees, agents and other representatives ("Buyer Indemnified Parties") from and against any damages, claims, losses, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) (each, a "Liability" and, collectively, "Liabilities") incurred by any of the foregoing Persons arising out of (a) any inaccuracy or breach of any representation or warranty of Seller contained in Article II of this Agreement, (b) any breach of any covenant or agreement of Seller contained in this Agreement or (c) any use by Seller, its Affiliates or their respective licensees prior to the Closing, including, without limitation, any claims of infringement relating thereto.

Section 9.2 Buyer's Indemnification Obligation.

Buyer agrees that, from and after the Closing, it shall indemnify, defend and hold harmless Seller, its officers, directors, Affiliates, partners, members, managers, employees, agents and other representatives ("Seller Indemnified Parties") from and against any Liabilities incurred by any of the foregoing Persons arising out of (a) any inaccuracy or breach of any representation or warranty of Buyer contained in Article III of this Agreement, (b) any breach of any covenant or agreement of Buyer contained in this Agreement, or (c) any use by Buyer, its Affiliates or their respective licensees after the Closing, including, without limitation, any claims of infringement relating thereto.

Section 9.3 Procedures for Indemnification for Third Party Claims.

For purposes of this Article IX, any Party entitled to be indemnified under Article IX is referred to herein as an "Indemnified Party," and any Party obligated to provide indemnification under Article IX is referred to herein as an "Indemnifying Party." The obligations and liabilities of the Parties under this Article  IX with respect to, relating to or arising out of claims of third parties (individually, a "Third Party Claim" and, collectively, the "Third Party Claims") shall be subject to the following terms and conditions:

(a) The Indemnified Party shall give the Indemnifying Party prompt written notice of any Third Party Claim, and the Indemnifying Party may undertake the defense of that claim by representatives chosen by it and reasonably satisfactory to the Indemnified Party, provided, that, in such event, the Indemnified Party will have the right to participate in such defense through counsel of its own choice and at its own expense. Any such notice of a Third Party Claim shall identify with reasonable specificity the basis for the Third Party Claim, the facts giving rise to the Third Party Claim and the amount of the Third Party Claim (or, if such amount is not yet known, a reasonable estimate of the amount of the Third Party Claim). The Indemnified Party shall make available to the Indemnifying Party copies of all relevant documents and records in its possession. Failure of an Indemnified Party to give prompt notice shall not relieve the Indemnifying Party of its obligation to indemnify, except to the extent that the failure to so notify materially prejudices the Indemnifying Party's ability to defend such claim against a third party.

(b) If the Indemnifying Party, within 20 days after notice from the Indemnified Party of any such Third Party Claim, notifies the Indemnified Party in writing of its election not to, or fails to, assume the defense thereof in accordance with Section 9.3(a) of this Agreement, the Indemnified Party shall have the right (but not the obligation) to undertake the defense of the Third Party Claim. Any failure on the part of the Indemnifying Party to notify the Indemnified Party within the time period provided above regarding its election shall be deemed an election by the Indemnifying Party not to assume and control the defense of the Third Party Claim.

(c) Anything in this Section 9.3 to the contrary notwithstanding, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any Third Party Claim or consent to the entry of judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of an unconditional release from all liability in respect of the Third Party Claim. The Indemnified Party shall not, without the prior written consent (which shall not be unreasonably withheld or delayed) of the Indemnifying Party, settle, compromise or pay any Third Party Claim or consent to the entry of judgment with respect thereto.

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Section 9.4 Indemnification Limitations.

(a) Time Limits On Indemnification. No claim on account of a breach or inaccuracy of a representation or warranty shall be made after the expiration of the survival periods referred to in Section 10.1 of this Agreement. Notwithstanding the foregoing, if a written claim or written notice is given under Article IX with respect to any representation or warranty prior to the expiration of its survival period, the claim with respect to such representation or warranty shall continue until such claim is finally resolved.

(b) Limitations on Damages.

(i) In no event shall Seller be liable for indemnification pursuant to Section 9.1(a) unless and until the aggregate of all Liabilities which are incurred or suffered by the Buyer Indemnified Parties exceeds $1,000 (the "Basket"), in which case the Buyer Indemnified Parties shall be entitled to indemnification for all such Liabilities including the Basket (subject to Section 9.4(b)(ii)). In no event shall Buyer be liable for indemnification pursuant to Section 9.2(a) unless and until the aggregate of all Liabilities which are incurred or suffered by the Seller Indemnified Parties exceeds the Basket, in which case the Seller Indemnified Parties shall be entitled to indemnification for all such Liabilities including the Basket (subject to Section 9.4(b)(ii)).

(ii) Notwithstanding anything to the contrary contained in this Agreement or otherwise, no Party to this Agreement shall be liable to any Indemnified Party for any special, incidental, punitive, consequential or similar damages.

(c) Waiver of Conditions. The right of an Indemnified Party to indemnification hereunder shall not be affected by any investigation conducted with respect to the accuracy of or compliance with any of the representations, warranties, covenants or obligations set forth in this Agreement. Notwithstanding the foregoing, the waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall negate the right to indemnification or other remedy based on such representations, warranties, covenants and obligations.

Section 9.5 Exclusive Remedy.

The remedies provided in this Article IX shall be the sole and exclusive remedies of the Parties with respect to the matters arising from or related to this Agreement or the Transactions, except that nothing herein shall prevent a Party from seeking specific performance pursuant to Section 10.9, subject to the provisions thereof, including with respect to the obligations in Section 6.1.

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ARTICLE X

GENERAL PROVISIONS

Section 10.1 Survival of Representations and Warranties.

The representations and warranties made by Seller in Article II of this Agreement shall survive until the earlier of the date that is 24 months after the Closing Date.

Section 10.2 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt) or (b) one Business Day following the day sent by nationally-recognized overnight cornier (charges prepaid), in each case at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

(a) if to Buyer:

General Enterprise Ventures, Inc.

Attention: Anthony F. Newton, General Counsel

8810 Luray Court

Rosenberg, Texas 77469

(b) If to Seller:

Breakthrough Chemistry, Inc.

Attention: Robert Gardiner

8891 Brighton Lane, Suite 108

Bonita Springs, FL 34135

Any notice or other communication that has been given or made as of a date that is not a Business Day shall be deemed to have been given or made on the next succeeding day that is a Business Day.

Section 10.3 Headings.

The headings contained in this Agreement and the disclosure schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the disclosure schedules. Unless the context of this Agreement otherwise requires, words of any gender are deemed to include each other gender and words using the singular or plural number also include the plural or singular number, respectively.

Section 10.4 Entire Agreement.

This Agreement, together with the exhibits and schedules attached hereto, constitutes the entire agreement, and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

Section 10.5 Assignment: Parties in Interest.

Neither this Agreement nor any rights or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under this Agreement, other than Article IX hereof (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

Section 10.6 Governing Law: Consent to Jurisdiction.

This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Wyoming applicable to contracts executed in and to be performed entirely in that State, without regard to conflicts of Laws principles thereof to the extent that the general application of the Laws of another jurisdiction would be required thereby. The Parties hereto hereby irrevocably submit to the jurisdiction of any Texas state or federal court sitting in the County of Harris, State of Texas, in any action or proceeding arising out of or relating to this Agreement, and the Parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined exclusively in such Texas state or federal court. The Parties hereto hereby irrevocably waive, to the fullest extent permitted by Law, any objection which they or any of them may now or hereafter have to the laying of the venue of any such action or proceeding brought in any such court, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

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Section 10.7 Counterparts.

This Agreement may be executed and delivered (including by electronic transmission or by email in portable document format) in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 10.8 Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

Section 10.9 Specific Performance.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties further agree that each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

Section 10.10 Fees and Expenses.

All fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring the same, regardless of the termination, if any, of this Agreement pursuant to Section 8.1.

Section 10.11 Amendment.

This Agreement may not be waived, modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Buyer and Seller.

Section 10.12 Waiver.

Either Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by each Party hereto. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 10.13 Incorporation of Recitals: Termination of MOU.

The recitals to this Agreement are incorporated herein as if fully set forth verbatim herein. Upon execution of this Agreement, the MOU shall be immediately terminated and thereafter be null, void and of no further effect.

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ARTICLE XI

CERTAIN DEFINITIONS

For purposes of this Agreement, the term:

"Action" shall have the meaning ascribed to it in Section 2.4.

"Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the first mentioned Person.

"Agreement" shall have the meaning ascribed to it in the preamble.

"Assignment Agreement" shall have the meaning ascribed to it in Section 1.4(b)(i).

"Business" shall have the meaning ascribed to it in the recitals.

"Business Day" means any calendar day which is not a Saturday, Sunday or federal holiday.

"Buyer" shall have the meaning ascribed to it in the Preamble.

"Buyer Disclosure Schedule" shall have the meaning ascribed to it in the preamble to Article

"Cash Consideration" shall have the meaning ascribed to it in Section 1.3.

"Closing" shall have the meaning ascribed to it in Section 1.4(a).

"Closing Date" shall have the meaning ascribed to it in Section 1.4(a).

"Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

"Conveyed Intellectual Property" shall have the meaning ascribed to it in Section 1.1(a).

"Data" means all information gathered in the conduct of the Business that identifies or describes an individual or an individual's record of behavior or action, including without limitation, name, telephone, postal address, phone number, email, date of birth, gender, but specifically excluding credit card data, as such information exists as of the Closing Date.

"Encumbrance" means any charge, claim, Conununity property interest, condition, easement, covenant, warrant, demand, encumbrance, equitable interest, lien, mortgage, option, purchase right, pledge, security interest, right of first refusal or other right of third parties or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

"Exchange Act" shall have the meaning ascribed to it in Section 2.3.

"Governmental Authority" means any United States federal, state or local government, governmental, regulatory or administrative authority, agency, self-regulatory body, instrumentality or commission, and any court, tribunal or judicial or arbitral body (including private bodies) and any political or other subdivision, department or branch of any of the foregoing.

"Indemnified Party" shall have the meaning ascribed to it in Section 9.3.

"Indemnifying Party" shall have the meaning ascribed to it in Section 9.3.

"Intellectual Property" means all United States and foreign intellectual property and all other similar proprietary rights, including all (i) patents and patent applications, including divisionals, continuations, continuations-in-part, reissues, reexaminations and extensions thereof and counterparts claiming priority therefrom; utility models; invention disclosures; and statutory invention registrations and certificates; (ii) registered, pending and unregistered trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers; and registrations and applications for registration for any of the foregoing, together with all of the goodwill associated therewith; (iii) registered copyrights, and registrations and applications for registration thereof; rights of publicity; and copyrightable works; (iv) all inventions and design rights (whether patentable or unpatentable) and all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business, technical and financial information; and (v) confidential and proprietary information, including know-how.

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"Laws" means any federal, state or local statute, law, rule, ordinance, code or regulation of any Governmental Authority.

"Liability" and, collectively, "Liabilities" shall have the meaning ascribed to it in Section 9.1.

"Non-Competition Agreement" means that certain Non-Competition Agreement dated as of even date herewith.

"Order" shall have the meaning ascribed to it in Section 2.4.

"Parties" shall have the meaning ascribed to it in the preamble.

"Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

"Purchase Price" shall have the meaning ascribed to it in Section 1.3.

"Purchased Assets" shall have the meaning ascribed to it in Section 1.1.

"Seller" shall have the meaning ascribed to it in the Preamble.

"Seller Disclosure Schedule" shall have the meaning ascribed to it in the preamble to Article II.

"Share Consideration" shall have the meaning ascribed to it in Section 1.3.

"Subsidiary" means any Person with respect to which a specified Person directly or indirectly (A) owns a majority of the equity interests, (B) has the power to elect a majority of that Person's board of directors or similar governing body, or (C) otherwise has the power, directly or indirectly, to direct the business and policies of that Person.

"Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, equity interests, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

"Third Party Claim" and, collectively, "Third Party Claims" shall have the meaning ascribed to it in Section 9.3.

"Transactions" shall have the meaning ascribed to it in Section 2.2.

[SIGNATURE PAGE FOLLOWS}

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.

SELLER:

BREAKTHROUGH CHEMISTRY, INC.

By:	/s/ Robert Gardiner
Name:	Robert Gardiner
Title:	PRES CEO

BUYER:

GENERAL ENTERPRISE VENTURES, INC.

By:	/s/ Theodore Ralston
Name:	Theodore Ralston
Title:	Chairman of the Board

[SIGNATURE PAGE TO INTELLECTUAL PROPERTY PURCHASE AGREEMENT]

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APPENDIX A

WIRE INSTRUCTIONS

Breakthrough Chemistry Inc.

[Redacted]

APPENDIX A TO INTELLECTUAL PROPERTY PURCHASE AGREEMENT]

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